UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2023
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BurgerFi International, Inc.
(Exact name of registrant as specified in its charter)
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001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)
(954) 618-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

On September 14, 2023, a derivative action, Samhita Gera and Denish Bhavsar v. Ophir Sternberg, et al. Samhita Gera and Denish Bhavsar v. Ophir Sternberg, et al. , Case No. 023-cv-61678, filed August 30, 2023 by two BurgerFi shareholders purportedly on behalf of BurgerFi International, Inc. against certain of its current and former directors and officers, was voluntarily dismissed. On September 20, 2023, the United States District Court for the Southern District of Florida dismissed the lawsuit and closed the case.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference is a copy of the press release issued September 21, 2023 announcing the dismissal.

Exhibit 99.1 is being furnished pursuant to Item 8.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 21, 2023*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*     Furnished but not filed.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 21, 2023

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp, Chief Legal Officer and Corporate Secretary